EXHIBIT 3.2.5

BY-LAWS

of

NOVAMERICAN TUBE HOLDINGS, INC.

TABLE OF CONTENTS

Page

ARTICLE I	OFFICES	1
Section 1.	Registered Office	1
Section 2.	Other Offices	1
ARTICLE II	SEAL	1
ARTICLE III	MEETINGS OF STOCKHOLDERS	1
Section 1.	Place of Meeting	1
Section 2.	Annual Meetings	1
Section 3.	Special Meetings	1
Section 4.	Notice	1
Section 5.	Quorum and Adjournments	2
Section 6.	Votes; Proxies	2
Section 7.	Organization	3
Section 8.	Consent of Stockholders in Lieu of Meeting	3
ARTICLE IV	DIRECTORS	4
Section 1.	Number	4
Section 2.	Term of Office	4
Section 3.	Vacancies	4
Section 4.	Removal by Stockholders	4
Section 5.	Meetings	5
Section 6.	Votes	5
Section 7.	Quorum and Adjournment	5
Section 8.	Compensation	5
Section 9.	Action by Consent of Directors	6
ARTICLE V	COMMITTEES OF DIRECTORS	6
Section 1.	Executive Committee	6
Section 2.	Audit Committee	6
Section 3.	Other Committees	6
Section 4.	General Provisions Applicable to All Committees	6

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TABLE OF CONTENTS

(continued)

Page

ARTICLE VI	OFFICERS	7
Section 1.	Officers	7
Section 2.	Vacancies	7
Section 3.	Chairman of the Board	8
Section 4.	President	8
Section 5.	Executive Vice Presidents and Vice Presidents	8
Section 6.	Secretary	8

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NOVAMERICAN TUBE HOLDINGS, INC.

BY-LAWS

ARTICLE I OFFICES

SECTION 1.    Registered Office. The registered office of the Corporation shall be located in Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be Corporation Service Company.

SECTION 2.    Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II SEAL

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

ARTICLE III MEETINGS OF STOCKHOLDERS

SECTION 1.    Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix from time to time.

SECTION 2.    Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix from time to time. Any other proper business may be transacted at the annual meeting.

SECTION 3.    Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, the President or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the Chairman of the Board of Directors, the President or the Secretary whenever stockholders owning at least a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting.

SECTION 4.    Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, and the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, and not more than sixty (60) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request.

Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not, at the beginning of the meeting, object to the holding of such meeting because the meeting has not been lawfully called or convened, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

SECTION 5.    Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, (a) the presence in person or by proxy at any stockholders’ meeting of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum, and (b) if two or more classes or series of stock are entitled to vote as separate classes upon any question, then, in the case of each such class or series, the presence in person or by proxy of the holders of a majority in interest of the shares of that class or series issued, outstanding and entitled to vote shall constitute a quorum for the consideration of such question. If a quorum for each class and series of shares of capital stock of the Corporation entitled to vote thereat shall not be present at any meeting of the stockholders regularly called, the vote of stockholders entitled to cast a majority of the votes that may be cast by the stockholders present in person or by proxy shall be requisite to adjourn the meeting to another time, or to another time and place, without notice other than announcement thereat of the time and place to which the meeting is adjourned, and there may be successive adjournments for like cause and in like manner until holders of the requisite number of shares of each class and series entitled to vote thereat shall be present or represented by proxy; provided, however, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes or series of stock are entitled to vote separately, no adjournment shall be taken with respect to any class or series for which a quorum is present unless the chairman of the meeting otherwise directs. If, at any subsequent session of a meeting previously adjourned for want of a quorum, holders of the requisite number of shares of each class and series entitled to vote thereat shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally noticed.

SECTION 6.    Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the books of the Corporation, and, in the election of directors, may vote cumulatively to the extent, if any, and in the manner authorized in the Certificate of Incorporation.

At each such meeting every stockholder entitled to vote shall be entitled to do so in person, or by proxy appointed by an instrument in writing or as otherwise permitted by law subscribed by such stockholder and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date.

Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by inspectors of election unless so determined by the chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that inspectors of election be appointed, the chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

At any meeting at which a quorum is present, a plurality of the votes properly cast for election to fill any vacancy on the Board of Directors shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-Laws, or otherwise.

SECTION 7.    Organization. The Chairman of the Board, or in his or her absence, any Vice Chairman, or in the absence of a Vice Chairman, the President, or in the absence of the President, any Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

SECTION 8.    Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by this section, written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE IV DIRECTORS

SECTION 1.    Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of one or more directors, none of whom needs to be a stockholder. The number of directors for each year shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

At each annual meeting of stockholders, the stockholders shall elect directors. Each director so elected shall hold office, subject to the provisions of law, the Certificate of Incorporation, these By-Laws, or otherwise, until the next annual meeting of stockholders or until his or her successor is elected and qualified.

At any time during any year, except as otherwise provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, the number of directors may be increased or reduced, in each case by vote of a majority of the stock issued and outstanding and present in person or represented by proxy and entitled to vote for the election of directors or a majority of the directors in office at the time of such increase or decrease, regardless of whether such majority constitutes a quorum.

SECTION 2.    Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article IV.

SECTION 3.    Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting.

SECTION 4.    Removal by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may, by a majority vote, remove any director or directors, with or without cause, and, in their discretion, elect a new director or directors in place thereof.

SECTION 5.    Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the

Board of Directors or by the Chairman of the Board, or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board, or the President or any two (2) of the directors in office by oral, telegraphic, telex, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy-two (72) hours before such meeting.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, telex, telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

SECTION 6.    Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 7.    Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 8.    Compensation. Directors shall receive compensation for their services, as such, and for service on any committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 9.    Action by Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

ARTICLE V COMMITTEES OF DIRECTORS

SECTION 1.    Executive Committee. The Board of Directors may appoint an Executive Committee of one (1) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Board of Directors shall designate the Chairman of the Executive Committee.

During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not have the power:

(1)	to adopt, amend or repeal any By-Law of the Corporation, or
(2)	to approve or adopt, or to recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval.

SECTION 2.    Audit Committee. The Board of Directors may appoint from its own number an Audit Committee of one (1) or more members to serve during the pleasure of the Board. The Board of Directors shall designate the Chairman of the Audit Committee.

The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

SECTION 3.    Other Committees. The Board of Directors may at any time appoint one or more other committees from its own number. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Article V, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

SECTION 4.    General Provisions Applicable to All Committees. The following provisions shall apply to all committees appointed pursuant to this Article V:

(1)

Procedure. Each such committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(2)

Reports. Each such committee shall keep regular minutes of its proceedings, and all action by such committee shall, from time to time, be reported to the Board of Directors as the board shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(3)

Appointment of Additional Members. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

(4)

Term of Office. The members of any such committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director, or until the committee is sooner abolished by the Board of Directors.

ARTICLE VI OFFICERS

SECTION 1.    Officers. The Board of Directors shall elect a Chairman of the Board, a President, a Secretary and a Treasurer, and, in their discretion, may elect one or more Vice Chairmen, a Controller, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as they deem necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

SECTION 2.    Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

SECTION 3.    Chairman of the Board. The Chairman of the Board of Directors, shall be a member of the Board of Directors and the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the Chairman of Board shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 4.    President. The President shall be the chief operating officer of the Corporation. Subject to the direction of the Chairman of the Board, the President shall have and exercise general supervision over the operations of the Corporation and shall perform all duties incident to the office of the chief operating officer of a corporation and such other duties as from time to time may be assigned to him or her by the Chairman of the Board or by the Board of Directors. The President may but need not be a member of the Board of Directors.

SECTION 5.    Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or to her by the Board of Directors or by the Chairman of the Board or the President, and, in any case, shall be responsible to and shall report to the President. In the absence or disability of the President, the Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Board of Directors shall have the powers and duties of the President.

SECTION 6.    Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he or she may attest the same; the Secretary may sign, with the Chairman, any Vice Chairman, the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the chief executive officer.